UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2014

ULTA SALON, COSMETICS & FRAGRANCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33764	36-3685240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Remington Blvd., Suite 120

Bolingbrook, Illinois 60440

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (630) 410-4800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2014, Ulta Salon, Cosmetics & Fragrance, Inc. (the “Company”) issued a press release announcing the election of Vanessa A. Wittman to the Company’s Board of Directors (the “Board”) at the Company’s 2014 Annual Meeting of Stockholders. In addition, the Board has appointed Ms. Wittman to serve on the Audit Committee of the Board. A copy of the press release is furnished as Exhibit 99.1 to this report.

There is no arrangement or understanding between Ms. Wittman and any other persons pursuant to which Ms. Wittman was selected as a director, and there are no related party transactions involving Ms. Wittman that are reportable under Item 404(a) of Regulation S-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 5, 2014, the Company held its 2014 Annual Meeting of Stockholders. At the Annual Meeting, the stockholders voted on the following three proposals and cast their votes as described below.

1.	Election of Directors

Director	Number of Shares Voted For	Number of Shares Withheld
Mary N. Dillon	56,684,078	166,126
Dennis K. Eck	55,857,563	992,641
Charles J. Philippin	56,166,232	683,972
Vanessa A. Wittman	56,508,319	341,885

There were 2,705,200 broker non-votes on the proposal for election of directors.

2.	Ratification of Appointment of Independent Registered Public Accounting Firm

59,232,361 shares voted for, 290,255 shares voted against, and 32,788 shares abstained from voting. There were no broker non-votes on this matter.

3.	Advisory Vote on Executive Compensation

55,312,768 shares voted for, 1,502,051 shares voted against, and 35,385 shares abstained from voting. There were 2,705,200 broker non-votes on this matter.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by Ulta Salon, Cosmetics & Fragrance, Inc. on June 6, 2014 announcing the election of Vanessa A. Wittman to the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTA SALON, COSMETICS & FRAGRANCE, INC.

Date: June 6, 2014	By:	/s/ Robert S. Guttman
Robert S. Guttman Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Ulta Salon, Cosmetics & Fragrance, Inc. on June 6, 2014 announcing the election of Vanessa A. Wittman to the Company’s Board of Directors.